Exhibit 99.1


                    Intel Third-Quarter Revenue $8.7 Billion


     --   Operating income $1.4 billion

     --   EPS 22 cents

     --   Record mobile and server microprocessor unit shipments

     -- Over 6 million processors based on new Intel(R) Core(TM) microarchitecture shipped


     SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 17, 2006--Intel Corporation today announced third-quarter revenue of $8.7 billion, operating income of $1.4 billion, net income of $1.3 billion and earnings per share (EPS) of 22 cents. Excluding the effects of share-based compensation, the company posted operating income of $1.7 billion, net income of $1.5 billion and EPS of 27 cents.

     Operating results included a gain of approximately $100 million from the sale of a portion of an investment in Micron Technology, gains from divestitures of approximately $130 million and a restructuring charge of $98 million. These items resulted in a net positive impact to EPS of approximately 1.5 cents.

     "We're pleased with the results of the third quarter, with record mobile and server processor shipments, strong manufacturing execution, industry acclaim for our new products, and quad-core processors now extending our leadership this quarter," said Intel President and CEO Paul Otellini.


   GAAP Results (including the effects of share-based compensation)
----------------------------------------------------------------------
                 Q3 2006            vs. Q3 2005     vs. Q2 2006
----------------------------------------------------------------------
Revenue          $8.7 billion       -12%            +9%
----------------------------------------------------------------------
Operating Income $1.4 billion       -56%            +28%
----------------------------------------------------------------------
Net Income       $1.3 billion       -35%            +47%
----------------------------------------------------------------------
EPS              22 cents           -31%            +47%
----------------------------------------------------------------------
Note: GAAP results for 2005 do not include the effects of share-based compensation. Results for the third quarter of 2006 include the effects of investment gains, divestiture gains and restructuring charges that on a net basis increased EPS by 1.5 cents. Results for last year's third quarter included a legal settlement that lowered EPS by approximately 2 cents and a tax increase related to the American Jobs Creation Act that reduced EPS by 4 cents.
----------------------------------------------------------------------


 Non-GAAP Results (excluding the effects of share-based compensation)
----------------------------------------------------------------------
                     Q3 2006         vs. Q3 2005     vs. Q2 2006
----------------------------------------------------------------------
Operating Income     $1.7 billion    -45%            +22%
----------------------------------------------------------------------
Net Income           $1.5 billion    -22%            +38%
----------------------------------------------------------------------
EPS                  27 cents        -16%            +42%
----------------------------------------------------------------------
Note: Results for the third quarter of 2006 include the effects of investment gains, divestiture gains, and restructuring charges that on a net basis increased EPS by 1.5 cents. Results for last year's third quarter included a legal settlement that lowered EPS by approximately 2 cents and a tax increase related to the American Jobs Creation Act that reduced EPS by 4 cents.
----------------------------------------------------------------------


     Financial Review

     The gross margin percentage was consistent with the company's expectation in July as the impact of higher microprocessor revenue was offset by a write-off of older processor inventory of approximately $100 million. Expenses (R&D plus MG&A) were lower than expected primarily due to lower payroll and discretionary spending. Net gains on equity investments and interest and other were higher than forecast due to investment gains and gains on divestitures.

     Key Product Trends (Sequential)

     --   Total microprocessor units were higher. The ASP was lower.

     --   Chipset and motherboard units were higher.

     --   Flash memory units were lower.

     Sales Patterns

     Sequential revenue was above normal seasonal patterns in the Americas, EMEA and Japan regions following a lower-than-seasonal second quarter for the company. Microprocessor unit sales were higher than seasonally normal off a low second-quarter base, and pricing remained competitive, notably in the desktop segment.

                   Q3 2006           vs. Q3 2005       vs. Q2 2006
------------------ ----------------- ----------------- ---------------
Asia-Pacific       $4.3 billion      -16%              +7%
------------------ ----------------- ----------------- ---------------
Americas           $1.9 billion      -1%               +10%
------------------ ----------------- ----------------- ---------------
EMEA               $1.6 billion      -20%              +17%
------------------ ----------------- ----------------- ---------------
Japan              $923 million      Flat              +2%
------------------ ----------------- ----------------- ---------------


     Recent Events

     -- Intel began initial revenue shipments of the world's first quad-core microprocessors for PCs and high-volume servers. The processors plug into existing customer system designs, providing integer performance gains of up to 50 percent in servers and up to nearly 70 percent in desktops and workstations.

     -- The company announced a processor shipment crossover to advanced 65nm technology during the quarter and has now shipped more than 40 million 65nm processors, including over 6 million based on the new Intel(R) Core(TM) microarchitecture.

     -- Intel announced that the first of 15 45nm processor designs is scheduled to be completed by the end of the year, with Intel's next-generation 45nm process technology on track for production in the second half of 2007.

     -- The company launched 10 Intel(R) Core(TM) 2 Duo and Intel(R) Core(TM) 2 Extreme processors for consumer and business desktop PCs, notebooks and workstations, with more than 550 customer systems in design or production.

     -- Intel launched a new generation of corporate PC technology based on the Intel Core 2 Duo processor and Intel(R) vPro(TM) technology, which provides IT departments with more proactive control of security and costs.

     -- The company introduced eight Dual-Core Intel Xeon(R) 7100 series processors for multi-processor (MP) servers offering up to twice the performance and up to four times the performance-per-watt of previous designs. Dell, Fujitsu-Siemens and IBM announced new world performance records using the new Intel Xeon MP processors.

     -- Intel introduced the industry's first WiMAX chip solution capable of supporting mobile as well as fixed networks and supporting all global WiMAX frequencies, with equipment makers including Motorola planning to design the WiMAX solution into their equipment.

     -- Intel and Micron Technology announced sampling of the industry's first NAND flash memories built on 50nm process technology, with commercial production expected in 2007.

     Business Outlook and Risk Factors Regarding Forward-Looking Statements

     The following expectations do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after Oct. 16.

     Q4 2006 Outlook

     --   Revenue: Expected to be between $9.1 billion and $9.7 billion.

     -- Gross margin: 50 percent, plus or minus a couple of points (51 percent, plus or minus a couple of points, excluding share-based compensation effects of approximately 1 percent).

     -- Expenses (R&D plus MG&A): Between $2.7 billion and $2.8 billion (between $2.5 billion and $2.6 billion excluding share-based compensation effects of approximately $250 million). In addition, the company expects restructuring charges of approximately $125 million.

     --   Net gains from equity investments and interest and other:
          Approximately $135 million.

     --   Tax rate: Approximately 30 percent.

     --   Depreciation: Between $1.1 billion and $1.2 billion.

     -- R&D for 2006: Approximately $5.9 billion (approximately $5.4 billion excluding share-based compensation effects of approximately $500 million).

     -- Capital spending for 2006: Between $5.7 billion and $5.9 billion, lower than the previous expectation primarily due to greater equipment reuse, productivity improvements and small timing changes.

     The above statements and any others in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the factors set forth below to be the important factors that could cause actual results to differ materially from the Corporation's published expectations:

     -- Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term, significant pricing pressures, and product demand that is highly variable and difficult to forecast. Additionally, Intel is transitioning to a new microarchitecture on 65nm process technology in all major product segments, and there could be execution issues associated with these changes, including product defects and errata along with lower than anticipated manufacturing yields. Revenue and the gross margin percentage are affected by the timing of new Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings, marketing programs and pricing pressures and Intel's response to such actions; Intel's ability to respond quickly to technological developments and to incorporate new features into its products; and the availability of sufficient inventory of Intel products and related components from other suppliers to meet demand. Factors that could cause demand to be different from Intel's expectations include customer acceptance of Intel and competitors' products; changes in customer order patterns, including order cancellations; changes in the level of inventory at customers; and changes in business and economic conditions.

     -- The gross margin percentage could vary significantly from expectations based on changes in revenue levels; product mix and pricing; capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; excess or obsolete inventory; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; and the timing and execution of the manufacturing ramp and associated costs, including start-up costs.

     -- Expenses, particularly certain marketing and compensation expenses, vary depending on the level of demand for Intel's products and the level of revenue and profits.

     -- Intel is in the midst of a structure and efficiency review which is resulting in several actions that could have an impact on expected expense levels and gross margin.

     -- The tax rate expectation is based on current tax law and current expected income and assumes Intel continues to receive tax benefits for export sales. The tax rate may be affected by the closing of acquisitions or divestitures; the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities; and the ability to realize deferred tax assets.

     -- Gains or losses from equity securities and interest and other could vary from expectations depending on equity market levels and volatility; gains or losses realized on the sale or exchange of securities; impairment charges related to marketable, non-marketable and other investments; interest rates; cash balances; and changes in fair value of derivative instruments.

     -- Dividend declarations and the dividend rate are at the discretion of Intel's board of directors, and plans for future dividends may be revised by the board. Intel's dividend and stock buyback programs could be affected by changes in its capital spending programs, changes in its cash flows and changes in the tax laws, as well as by the level and timing of acquisition and investment activity.

     -- Intel's results could be affected by the amount, type, and valuation of share-based awards granted as well as the amount of awards cancelled due to employee turnover and the timing of award exercises by employees.

     -- Intel's results could be impacted by unexpected economic, social, political and physical/infrastructure conditions in the countries in which Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

     -- Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports.

     A more detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the report on Form 10-Q for the quarter ended July 1.

     Status of Business Outlook

     During the quarter, Intel's corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on Dec. 1 until publication of the company's fourth-quarter 2006 earnings release, Intel will observe a "Quiet Period" during which the Business Outlook disclosed in the company's press releases and filings with the SEC should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company.

     Earnings Webcast

     Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations Web site at www.intc.com, with a replay available until Dec. 1.

     Intel, the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom.

     Intel, the Intel logo, Intel Core, Intel vPro and Intel Xeon are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries.

    * Other names and brands may be claimed as the property of others.


                                INTEL CORPORATION
                   CONSOLIDATED SUMMARY INCOME STATEMENT DATA
                     (In millions, except per share amounts)

                           Three Months Ended      Nine Months Ended
                          ---------------------   --------------------
                           Sept. 30,   Oct. 1,    Sept. 30,  Oct. 1,
                             2006       2005        2006      2005
                          ----------- ---------   --------- ----------
NET REVENUE               $    8,739  $  9,960    $ 25,688  $  28,625
Cost of sales                  4,445     4,012      12,280     11,876
                          ----------- ---------   --------- ----------
GROSS MARGIN                   4,294     5,948      13,408     16,749
                          ----------- ---------   --------- ----------

Research and development       1,389     1,341       4,447      3,783
Marketing, general and
 administrative                1,425     1,478       4,662      4,082
Restructuring                     98         -          98          -
Amortization of
 acquisition-related
 intangibles and costs             8        29          37        103
                          ----------- ---------   --------- ----------
OPERATING EXPENSES             2,920     2,848       9,244      7,968
                          ----------- ---------   --------- ----------
OPERATING INCOME               1,374     3,100       4,164      8,781
Gains (losses) on equity
 securities, net                 168        (2)        207        (20)
Interest and other, net          272       145         570        387
                          ----------- ---------   --------- ----------
INCOME BEFORE TAXES            1,814     3,243       4,941      9,148
Income taxes                     513     1,248       1,398      2,937
                          ----------- ---------   --------- ----------
NET INCOME                $    1,301  $  1,995    $  3,543  $   6,211
                          =========== =========   ========= ==========

BASIC EARNINGS PER SHARE  $     0.23  $   0.33    $   0.61  $    1.01
                          =========== =========   ========= ==========
DILUTED EARNINGS PER
 SHARE                    $     0.22  $   0.32    $   0.60  $    1.00
                          =========== =========   ========= ==========

COMMON SHARES OUTSTANDING      5,769     6,062       5,808      6,139
COMMON SHARES ASSUMING
 DILUTION                      5,832     6,144       5,885      6,211



                                INTEL CORPORATION
                     CONSOLIDATED SUMMARY BALANCE SHEET DATA
                                  (In millions)

                                  Sept. 30,     July 1,     Dec. 31,
                                    2006         2006         2005
                                 ------------ ------------ -----------
CURRENT ASSETS
Cash and short-term investments  $     7,123  $     6,421  $   11,314
Trading assets                         1,096        1,222       1,458
Accounts receivable                    3,358        3,178       3,914
Inventories:
   Raw materials                         535          496         409
   Work in process                     2,265        2,331       1,662
   Finished goods                      1,677        1,505       1,055
                                 ------------ ------------ -----------
                                       4,477        4,332       3,126
Deferred taxes and other
 current assets                        1,550        1,602       1,382
                                 ------------ ------------ -----------
   TOTAL CURRENT ASSETS               17,604       16,755      21,194

Property, plant and equipment,
 net                                  18,038       18,098      17,111
Marketable strategic equity
 securities                              388          604         537
Other long-term investments            3,085        3,513       4,135
Goodwill                               3,861        3,871       3,873
Other long-term assets                 3,879        3,247       1,464
                                 ------------ ------------ -----------

   TOTAL ASSETS                  $    46,855  $    46,088  $   48,314
                                 ============ ============ ===========

CURRENT LIABILITIES
Short-term debt                  $       196  $       287  $      313
Accounts payable and accrued
 liabilities                           6,880        6,570       6,329
Deferred income on shipments to
 distributors                            603          567         632
Income taxes payable                   1,378          998       1,960
                                 ------------ ------------ -----------
   TOTAL CURRENT LIABILITIES           9,057        8,422       9,234

Long-term debt                         2,060        2,054       2,106
Deferred tax liabilities                 375          470         703
Other long-term liabilities              346          346          89
Stockholders' equity                  35,017       34,796      36,182
                                 ------------ ------------ -----------

   TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY         $    46,855  $    46,088  $   48,314
                                 ============ ============ ===========



                                INTEL CORPORATION
                  SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
                                  (In millions)

                                  Q3 2006      Q2 2006      Q3 2005
                                ------------ ------------ ------------
GEOGRAPHIC REVENUE:
    Asia-Pacific                     $4,314       $4,015       $5,124
                                         49%          50%          52%
    Americas                         $1,891       $1,713       $1,903
                                         22%          22%          19%
    Europe                           $1,611       $1,375       $2,007
                                         18%          17%          20%
    Japan                              $923         $906         $926
                                         11%          11%           9%

CASH INVESTMENTS:
Cash and short-term investments      $7,123       $6,421      $11,951
Trading assets - fixed income
 (1)                                    677          828        1,632
                                ------------ ------------ ------------
Total cash investments               $7,800       $7,249      $13,583

STRATEGIC EQUITY INVESTMENTS
Marketable strategic equity
 securities                            $388         $604         $520
Other strategic investments           2,593        1,887          555
                                ------------ ------------ ------------
Total strategic equity
 investments                         $2,981       $2,491       $1,075

TRADING ASSETS:
Trading assets - equity
 securities offsetting deferred
 compensation (2)                      $419         $394         $350
Total trading assets - sum of
 1+2                                 $1,096       $1,222       $1,982

SELECTED CASH FLOW INFORMATION:
Depreciation                         $1,193       $1,156       $1,055
Share-based compensation               $335         $332            -
Amortization of intangibles and
 other acquisition-related
 costs                                  $63          $59          $59
Capital spending                    ($1,180)     ($1,738)     ($1,282)
Stock repurchase program              ($500)     ($1,000)     ($2,500)
Proceeds from sales of shares
 to employees, tax benefit &
 other                                 $281         $163         $444
Dividends paid                        ($577)       ($582)       ($486)
Net cash used for acquisitions            -            -         ($22)

EARNINGS PER SHARE INFORMATION:
Average common shares
 outstanding                          5,769        5,801        6,062
Dilutive effect of employee
 equity incentive plans                  12           17           82
Dilutive effect of convertible
 debt                                    51           50          N/A
                                ------------ ------------ ------------
Common shares assuming dilution       5,832        5,868        6,144

STOCK BUYBACK:
Shares repurchased                     26.6         54.3         93.6
Cumulative shares repurchased       2,824.3      2,797.7      2,486.9
Remaining dollars authorized
 for buyback (in billions)            $17.4        $17.9          N/A

OTHER INFORMATION:
Employees (in thousands)               99.9        102.5         96.0



                                INTEL CORPORATION
                  SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
                                 ($ in millions)

                                 Three Months Ended Nine Months Ended
                                 -------------------------------------
OPERATING SEGMENT INFORMATION:    Q3 2006  Q3 2005   Q3 2006  Q3 2005
----------------------------------------------------------------------
Digital Enterprise Group
       Microprocessor revenue       3,521    4,936    10,751   14,483
       Chipset, motherboard and
        other revenue               1,425    1,434     3,963    4,249
       Net revenue                  4,946    6,370    14,714   18,732
       Operating income               858    2,164     3,165    6,574

----------------------------------------------------------------------
Mobility Group
       Microprocessor revenue       2,239    2,331     6,544    6,304
       Chipset and other revenue      809      639     2,172    1,722
       Net revenue                  3,048    2,970     8,716    8,026
       Operating income             1,260    1,431     3,362    3,784

----------------------------------------------------------------------
Flash Memory Group
       Net revenue                    507      573     1,587    1,678
       Operating loss                (116)     (30)     (369)    (142)

----------------------------------------------------------------------
All Other
       Net revenue                    238       47       671      189
       Operating loss                (628)    (465)   (1,994)  (1,435)

----------------------------------------------------------------------
Total
       Net revenue                  8,739    9,960    25,688   28,625
       Operating income             1,374    3,100     4,164    8,781

----------------------------------------------------------------------

     The company's operating segments currently include the Digital Enterprise Group, the Mobility Group, the Flash Memory Group, the Digital Home Group, the Digital Health Group, and the Channel Platforms Group. The prior period amounts have been adjusted retrospectively to reflect reorganizations.

     The Digital Enterprise Group operating segment's products include microprocessors and related chipsets and motherboards designed for the desktop (including consumer desktop) and enterprise computing market segments, communications infrastructure components such as network processors and embedded microprocessors, wired connectivity devices, and products for network and server storage. The Mobility Group operating segment's products include microprocessors and related chipsets designed for the notebook computing market segment, wireless connectivity products, and application and cellular baseband processors used in handheld devices. In the second quarter of 2006, the company entered into an agreement to sell the business line that includes application and cellular baseband processors used in handheld devices. The Flash Memory Group operating segment includes NOR flash memory products designed for cellular phones and embedded form factors, and NAND flash memory products manufactured by IMFT that are designed for digital audio players and memory cards. Revenue for the "all other" category primarily relates to microprocessors and related chipsets sold by the Digital Home Group.

     In addition to these operating segments, the company has sales and marketing, manufacturing, finance, and administration groups. Expenses of these groups are generally allocated to the operating segments and are included in the operating results reported below. In addition to the operating results for the Digital Home Group, Digital Health Group, and Channel Platforms Group operating segments, the "all other" category includes certain corporate-level operating expenses, including a portion of profit-dependent bonus and other expenses not allocated to the operating segments. "All other" also includes the results of operations of seed businesses that support the company's initiatives. Additionally, "all other" includes acquisition-related costs, including amortization and any impairments of acquisition-related intangibles and goodwill, and charges for purchased in-process research and development. Intel does not allocate share-based compensation charges or restructuring charges to the operating segments; as such, these charges are included in "all other."



In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company's earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of SFAS No. 123(R), "Share-based Payment" ("123R"). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated October 17, 2006 that Intel has filed with the Securities and Exchange Commission.


                                INTEL CORPORATION
            SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
             (In millions, except per-share amounts and percentages)

                                             Three Months Ended
                                      --------------------------------
                                       Sept. 30,   July 1,    Oct. 1
                                         2006       2006       2005
                                      ----------- ---------- ---------
GAAP SPENDING                         $    2,814  $   3,089  $  2,819
   Adjustment for share-based
    compensation                            (232)      (266)        -
                                      ----------- ---------- ---------
SPENDING EXCLUDING SHARE-BASED
 COMPENSATION (3)                     $    2,582  $   2,823  $  2,819

GAAP OPERATING INCOME                 $    1,374  $   1,072  $  3,100
   Adjustment for share-based
    compensation within:
     Cost of sales                           103         66         -
     Research and development                107        126         -
     Marketing, general and
      administrative                         125        140         -
                                      ----------- ---------- ---------
OPERATING INCOME EXCLUDING SHARE-
 BASED COMPENSATION (3)               $    1,709  $   1,404  $  3,100

GAAP NET INCOME                       $    1,301  $     885  $  1,995
   Adjustment for share-based
    compensation within:
     Cost of sales                           103         66         -
     Research and development                107        126         -
     Marketing, general and
      administrative                         125        140         -
     Income taxes                            (87)       (93)        -
                                      ----------- ---------- ---------
NET INCOME EXCLUDING SHARE-BASED
 COMPENSATION (3)                     $    1,549  $   1,124  $  1,995

GAAP DILUTED EARNINGS PER SHARE       $     0.22  $    0.15  $   0.32
   Adjustment for share-based
    compensation                            0.05       0.04         -
                                      ----------- ---------- ---------
DILUTED EARNINGS PER SHARE EXCLUDING
 SHARE-BASED COMPENSATION (3)         $     0.27  $    0.19  $   0.32

GAAP COMMON SHARES ASSUMING DILUTION       5,832      5,868     6,144
   Adjustment for share-based
    compensation                              12          8         -
                                      ----------- ---------- ---------
COMMON SHARES ASSUMING DILUTION
 EXCLUDING SHARE-BASED COMPENSATION
 (3)                                       5,844      5,876     6,144

GAAP GROSS MARGIN PERCENTAGE                49.1%      52.1%     59.7%
   Adjustment for share-based
    compensation                             1.2%       0.8%        -
                                      ----------- ---------- ---------
GROSS MARGIN PERCENTAGE EXCLUDING
 SHARE-BASED COMPENSATION (3)               50.3%      52.9%     59.7%

(3) See Item 2.02 in the Form 8-K dated October 17, 2006 that Intel has filed with the Securities and Exchange Commission.